UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2008

DATASCENSION INC.
(Exact name of Registrant as specified in charter)

Nevada	0-29087	87-0374623
(State or other jurisdiction of incorporation)	Commission File Number)	(I.R.S. Employer identification)

407 W. Imperial Hwy, Suite H314Brea, CA 92821
(Address of principal executive offices) (Zip code)

Registrant's Address and Telephone number, including area code: 714-482-9750

ITEMS 1.01 AND 5.03 ENTRY INTO A MATERIAL AGREEMENT AND AMENDMENTS TO THE ARTICLES OF INCORPORATION

On July 25, 2008, the Registrant filed a Certificate of Designation with the Secretary of State of the State of Nevada authorizing a series of preferred stock, under its articles of incorporation, known as “Series C Preferred Stock”. This Certificate of Designation was approved by the Registrant’s Board of Directors. The Certificate of Designation sets forth the following terms for the Series C Preferred Stock:

Authorized Shares:	1,000
Per Share Stated Value:	$4,500
Liquidation Preference:	Per share Stated Value
Conversion Price into Common Stock:	$.30 per share, as adjusted from time to time as set forth in the Certificate of Designation
Voting Rights:	The Series C Preferred Shares shall vote along with the Common Stock on an as converted basis and shall have two votes per share

On July 25, 2008, the Registrant entered into an agreement with Longview Fund, pursuant to which the Longview Fund exchanged 15,000,000 shares of its Common Stock for receipt of 1,000 shares of its Series C Preferred Stock.

SIGNATURES:

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 15, 2008

Datascension Inc.

By: /s/ Scott Kincer

Scott Kincer, President/CEO